Exhibit 99.1

Eagle Pharmaceuticals Signs Definitive Agreement to Acquire Arsia Therapeutics Marking Entry into Biosimilar Market

— Eagle to develop biobetter formulations while developing a partnering strategy

— Arsia Founders Dr. Robert Langer and Dr. Alexander Klibanov of MIT to collaborate with Eagle

WOODCLIFF LAKE, N.J.—November 11, 2016 — Eagle Pharmaceuticals (“Eagle” or the “Company”) (NASDAQ: EGRX) today announced that it has signed a definitive agreement to acquire Arsia Therapeutics (“Arsia”), an early-stage biotechnology firm with proprietary viscosity-reducing technology and formulation know-how. The acquisition will mark Eagle’s entry into biologics, the fastest growing sector of the pharmaceuticals market, and will allow the Company to apply its proven market strategy to offer “biobetter” formulations, and to aid in the rapid development of novel biologics. The closing of the acquisition is expected to occur within the next week, subject to the satisfaction of various customary closing conditions.

“Arsia will significantly enhance Eagle’s formulation capabilities and greatly expand our product development opportunities.  Biologics are a multi-billion-dollar sector of the global pharmaceuticals market and we are fortunate to be collaborating with some of the world’s leading minds in the field. While large pharmaceutical companies around the world invest heavily in biosimilars, Eagle’s and Arsia’s combined know-how and execution capabilities will allow us to improve upon those formulations to create biobetters, which we believe will be key to product differentiation, pricing power and larger market share. Importantly, Arsia currently has several early stage partnerships with pharmaceutical companies. We plan to partner with key biosimilar companies to help alter their existing pipelines into biobetters. This is a natural extension of Eagle’s business model, applied to the biologics space,” stated Scott Tarriff, President and Chief Executive Officer of Eagle.

“We are especially excited that Arsia’s founders are dedicated to collaborating with Eagle, both as shareholders and researchers. This collaboration extends beyond the Arsia technology, with Arsia’s team committed to helping us solve formulation challenges in areas we have yet to target,” added Tarriff.

Under the terms of the stock purchase agreement, Eagle will pay approximately $30 million at closing, $27.3 million of which will be paid in cash and $2.7 million of which will be paid in Eagle common stock.  Eagle has also agreed to pay up to $48 million in additional payments upon the completion of certain milestones, for aggregate potential payments of $78 million. Arsia founders and renowned MIT professors, Dr. Robert Langer and Dr. Alexander Klibanov, as well as other key members of the Arsia team, have simultaneously entered into agreements that are effective upon the closing of the acquisition to work with Eagle to develop new formulations and solve delivery challenges in the large molecules space.

In addition to acquiring Arsia’s technology platform, Eagle plans to establish a Biologics Innovation Center in Kendall Square in Cambridge, Massachusetts.

“The technology developed by Arsia demonstrates tremendous promise in solving a variety of fundamental pharmaceutical challenges in the delivery of high-dose biologics,” said Dr. Robert Langer.  “Through the establishment of the Biologics Formulation Innovation Center and by joining forces with Eagle we are excited to expand the application of this technology to address formulation challenges with a wide range of therapeutic agents,” added Langer.

It is estimated that the global biosimilar market may reach $20-$26 billion by 2020(1). The European Medicines Agency (EMA) provided the regulatory approval framework for biosimilars, approving the first biosimilar in 2006. There have been 22 different biosimilar products approved by the European Union as of March 2016. The first biosimilar was approved in the U.S. in March 2015, with four biosimilars approved as of October 2016.

“I am delighted that the Arsia scientific team will become part of Eagle, particularly because of our shared dedication to the development of innovative, patient-friendly dosage forms,” said Amy Schulman, Arsia’s CEO. “Eagle’s wealth of experience in this area will be key to bringing Arsia-enabled products to market.”

About Biologics, Biosimilars and Biobetters

•                  Biologics are therapeutic proteins, such as monoclonal antibodies (mAbs), manufactured from natural sources, typically living host systems such as human and animal cells, yeast and bacteria.

•                  Biosimilars is an FDA classification for biological products “highly similar” to an approved biologic already being used to treat patients. These proteins must have no clinically meaning differences in terms of safety and effectiveness from the reference product and only minor differences in clinically inactive components.

•                  Biobetters express superiority in one or more aspects of their clinical profile compared with the reference product. This superiority may result in an expected improvement in safety, efficacy, or route of administration.

About Arsia Therapeutics

Arsia Therapeutics is an early-stage biotechnology firm founded by MIT professors Robert Langer and Alex Klibanov, along with Polaris Partners to improve the delivery of highly viscous

(1) IMS Medicines Use and Spending in the U.S. — A Review of 2015 and Outlook to 2020. April 2015.

protein therapeutics. Arsia’s platform technology enables subcutaneous administration of high-dose biologics through improved formulation. Arsia has developed early-stage partnerships with major pharmaceutical companies to apply its technology to their biosimilar molecules, create subcutaneous versions of currently-marketed IV products and produce high-concentration formulations of clinical candidates. Professors Langer and Klibanov are scientific pioneers, distinguished professors and successful entrepreneurs.  Arsia is headquartered in Kendall Square in Cambridge, Massachusetts.

About Eagle Pharmaceuticals, Inc.

Eagle is a specialty pharmaceutical company focused on developing and commercializing injectable products that address the shortcomings, as identified by physicians, pharmacists and other stakeholders, of existing commercially successful injectable products. Eagle’s strategy is to utilize the FDA’s 505(b)(2) regulatory pathway. Additional information is available on the company’s website at www.eagleus.com.

Forward-Looking Statements

This press release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and other securities laws. Forward-looking statements are statements that are not historical facts. Words and phrases such as “will,” “expected,” “we believe,” “committed,” “plan,” “promise,” “may,” “enables,” “potential,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding future events, including: statements regarding Eagle’s entrance into the biologics market; statements regarding Eagle’s marketing, product development, partnering and growth strategy, including relating to the development and commercialization of biobetters, and the ability of Arsia’s technology and know-how to help Eagle achieve their strategy; statements regarding the biologics market size; statements regarding the collaboration between Eagle and Arsia’s founders; statements regarding Arsia’s scientific team joining Eagle; statements regarding the expected closing of the Arsia acquisition; statements regarding milestone payments that Eagle may be obligated to make in connection with the Arsia acquisition; statements regarding the ability of the Arsia technology to solve a variety of fundamental pharmaceutical challenges in the delivery of high-dose biologics; statements regarding the formation of a Biologics Formulation Innovation Center; statements regarding the ability of Eagle to expand the application of the Arsia technology; and statements regarding the biosimilar market size.  All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond Eagle’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks include, but are not limited to: the risk that the benefits of the transaction described above are not realized; the effect of competitive factors and Eagle’s reactions to those factors; the pace and extent of market adoption of  Eagle’s products and technologies; uncertainty in the process of obtaining regulatory approval or clearance for Eagle’s products; the success of Eagle’s growth strategies; the continued willingness of Arsia’s founders to collaborate with Eagle and of Arsia’s scientific team to work for Eagle; risk that the closing conditions will not be satisfied in a timely manner, or at all; timing and achievement of product development milestones; the outcome of ongoing or future litigation; the impact and benefits of market development; Eagle’s ability to protect its intellectual property; dependence upon third parties; unexpected new data, safety and technical issues; market conditions; other risks inherent to drug development and commercialization; and other risks described in Eagle’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Contact:

Investor Relations
Lisa M. Wilson, President
In-Site Communications
212-452-2793